UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2009

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, Florida		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06 Material Impairments.

Given the downturn in its real estate markets, The St. Joe Company ("St. Joe") previously implemented a tax strategy for 2009 to benefit from the sale of certain non-strategic assets at a loss. Under federal tax rules, losses from asset sales in 2009 can be carried back and applied to taxable income from 2007, resulting in a federal income tax refund for 2009.

As part of this strategy, St. Joe conducted a nationally marketed sale process for the disposition of the remaining assets of its non-strategic Victoria Park community in Deland, Florida, including homes, homesites and a golf course. St. Joe has signed a contract for the sale of the Victoria Park assets with a purchase price of approximately $11.0 million in cash, subject to certain closing adjustments.

On December 15, 2009, all of the material conditions to closing were satisfied. Based on an assessment of the likelihood of the closing of the sale transaction, St. Joe management concluded on December 15, 2009 that an impairment charge for the assets was required. Therefore, St. Joe has recorded a pre-tax, non-cash impairment charge of approximately $68.0 million related to the Victoria Park assets in its financial results for the fourth quarter of 2009. The closing of the sale subsequently occurred on December 17, 2009.

In addition, during the fourth quarter St. Joe entered into a contract for the sale of its remaining St. Johns Golf and Country Club assets outside of Jacksonville, Florida, including a golf course, clubhouse and maintenance facilities. St. Joe’s residential sales in this community were completed earlier this year. The purchase price for the golf club assets was $3.0 million in cash, and the transaction closed on December 16, 2009. St. Joe has recorded a pre-tax, non-cash impairment charge of approximately $3.6 million related to the sale of these assets in its financial results for the fourth quarter of 2009.

In addition to the approximately $14.0 million of cash proceeds, St. Joe expects to receive a tax refund attributable to these transactions of approximately $27.0 million in 2010. The cash proceeds and tax refund further strengthen St. Joe’s balance sheet and provide additional flexibility to the company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

December 18, 2009	By:	/s/ William S. McCalmont

Name: William S. McCalmont
Title: Executive Vice President and Chief Financial Officer